HYDRON TECHNOLOGIES, INC. AND SUBSIDIARIES

        Exhibit (11) - Statement Re: Computation of Earnings Per Share

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
                                                    Three Months Ended                         Six Months Ended
                                                         June 30,                                  June 30,
                                          -------------------------------------      -------------------------------------
                                                1996                 1995                  1996                 1995
                                          ---------------     ----------------      ----------------    -----------------
Primary:
Average shares outstanding                     22,650,938          22,501,281             22,639,816           22,496,553
Net effect of dilutive stock
    options - based on the
    treasury stock method using
    average market price                          245,815             728,644                164,565              721,263
                                          ---------------      --------------       ----------------       --------------
Totals                                         22,896,753          23,229,925             22,804,381           23,217,816
                                          ===============      ==============       ================      ===============
Net income                                $       267,197      $    1,168,470       $      1,082,869      $     1,404,665
                                          ===============      ==============       ================      ===============
Per share amount                          $          0.01      $         0.05       $           0.05      $          0.06
                                          ===============      ==============       ================      ===============

Fully diluted:
Average shares outstanding                     22,650,938          22,501,281             22,639,816           22,496,553
Net effect of dilutive stock
    options - based on the
    treasury stock method using
    quarter-end market price                      245,815             773,335                334,029              746,700
                                          ---------------      --------------       ----------------      ---------------
Totals                                         22,896,753          23,274,616             22,973,845           23,243,253
                                          ===============      ==============       ================      ===============
Net income                                $       267,197      $    1,168,470       $      1,082,869      $     1,404,665
                                          ===============      ==============       ================      ===============
Per share amount                          $          0.01      $         0.05       $           0.05      $          0.06

                                          ===============      ==============       ================      ===============
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